EXHIBIT 10.1

LEASE SCHEDULE TERMINATION, LOAN AND GENERAL RELEASE AGREEMENT

This Lease Schedule Termination, Loan and General Release Agreement (this “Agreement”) is made as of this 31 day of July, 2015, by and between SignalShare, LLC, a limited liability company duly organized under the laws of The State of Delaware, having a principal place of business at 4700 Falls of Neuse Rd., Suite 340, Raleigh, NC, 27609 (the "Borrower"), and NFS Leasing, Inc., having an office at 900 Cummings Center-Suite 226-U, Beverly, Massachusetts 01915 (the "Lender")

WHEREAS, Lender and Borrower are parties to that certain Equipment Lease (defined below), pursuant to which there are numerous outstanding equipment lease schedules (the “Schedules”); and

WHEREAS, the parties desire to terminate some of the Schedules and convert the amounts owed under these Terminated Schedules (defined below) to a loan from Lender to Borrower;  and

WHEREAS, the parties are entering into this Agreement to provide for Borrower’s repayment to Lender of all amounts owed to Lender on account of the Terminated Schedules.

1.             Definitions.

1.1.          Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" means, as to Borrower, individually and collectively, as of this date and/or subsequent to this date, any other person(s), trust, limited liability company, limited liability partnership, corporation(s) or other entity or entities which directly or indirectly control, or is controlled by, or is under common control with the Borrower, and/or any member or relative of any member of the Borrower.

"Collateral" means the “Collateral” as defined in the Security Agreement, and any other collateral given by, or on behalf of, the Borrower in connection with this Agreement, whether pursuant to Section 3.1 or otherwise, whether as of this date or subsequent to this date.

“Equipment Lease” - means the Master Equipment Lease Number: 2013-218 dated as of March 11, 2013 between Borrower as Lessee and Lender as Lessor.

“Equipment” – means all Equipment leased to Borrower by Lender under the Equipment Lease

"ERISA" – means the Employee Retirement Income Security Act of 1974, as amended.

"Event of Default" – means as defined in Section 8.1.

"GAAP" – means generally accepted accounting principles consistently applied.

“Guarantors/Guarantor” – means either collectively or individually, as the context so permits, each of Signal Point Holdings Corp., Christopher Barnes and Joseph Costanzo.

"Indebtedness" – means the total of all obligations of a Person, whether current or long-term, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

"Lien" means, any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease agreement.

"Loan(s)" means, all amounts owed to Lender on account of the Terminated Schedules, which the parties agree totals $4,946,212.91, and Borrower’s obligation to repay such amounts to the Lender under this Agreement or any of the other Loan Documents.

"Loan Documents" means, collectively, this Agreement, the Note, the Security Agreement (as amended by First Amendment to Security Agreement), the Personal Guaranty of Christopher Barnes, the Personal Guaranty of Joseph Costanzo, the Guaranty Agreement of Signal Point Holdings Corp., the Signal Point Holdings Corp. Security Agreement, and each and all documents executed and/or delivered to the Lender as of this date and hereafter in connection with the Loan, all as may be modified, amended, substituted and/or restated.

"Material Adverse Change" means any event, fact, circumstance, change in, or effect on, the business of the Borrower which, individually or in the aggregate, on a cumulative basis with any other circumstances, changes in, or effect on the Borrower or its respective assets which:

(a)           is, or could be reasonably expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Borrower;

(b)           could be reasonably expected to materially adversely affect the ability of the Borrower to operate or conduct business in all material respects in the manner in which they are currently operated or conducted by the Borrower, or to perform its obligations under the Loan Documents; or

(c)           could be reasonably expected to have a material adverse effect or result in an adverse change in value, enforceability, collectability or the nature of its assets.

"Maturity Date" means December 19, 2016.

"Note" means that certain Term Note of even date herewith made by the Borrower in favor of the Lender in the original principal amount of $4,946,212.91 as such may be amended, extended and/or restated

"Obligations" means all loans, advances, debts, liabilities, obligations, agreements, undertakings, covenants and duties owing or to be performed or observed by the Borrower to or in favor of Lender in connection with the Loan, of every kind and description (whether or not evidenced by any note or other instrument; for the payment of money under any of the Loan Documents; arising out of this Agreement or any other agreement between the Lender and the Borrower evidencing the Loan, or any other instrument in favor of the Lender in connection with the Loan; arising out of or relating to transactions described herein), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all interest, fees, charges, and amounts chargeable to the Borrower under this Agreement.

"PBGC" - means the Pension Benefit Guaranty Corporation.

"Permitted Liens" as to the Borrower means any of the liens identified in Section 7.1(f).

“Permitted Indebtedness” shall mean any Indebtedness incurred by Borrower on or after the date of this Agreement which has been approved by Lender in accordance with Section 7.1 (e) or Indebtedness incurred in the ordinary course of business or financing agreements or equipment leases and associated liens for equipment used in the business of the Borrower.

"Person" – means, an individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, or unincorporated organization or other business entity, or a government or any agency or political subdivision thereof.

"Security Agreement" means that certain Security Agreement dated July 3, 2013 given by the Borrower to the Lender to secure Borrower’s obligations under the Equipment Lease, granting to the Lender a first priority security interest in all assets of the Borrower, as such may be amended and/or restated.

“Senior Lender” means, Brookville Special Purpose Fund, Veritas and Allied

"Subsidiary" or "Subsidiaries" means any partnership, corporation, association, trust, limited liability company or partnership or other business entity which the Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding voting interests.

“Terminated Schedules” means those Schedules to the Equipment Lease which are itemized n the attached “Exhibit A-Listing of Terminated Schedules”.

1.2.  Use of Defined Terms.  Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class.  Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.  All references to Borrower in this Agreement shall be deemed to include, where the context permits, any Subsidiary of Borrower.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and “or” has the inclusive meaning represented by the phrase “and/or”.

2.         Loan Facility.

2.1           General Terms.   Pursuant to this Agreement, the Lender agrees to lend to the Borrower, as of the date hereof, a term loan in the original principal amount of Four Million Nine Hundred Forty-Six Thousand Two Hundred Twelve and 91/100 ($4,946,212.91) Dollars, to be evidenced by the Note of the Borrower.

2.2           Interest.  During the term of the Note, interest shall accrue and be due and payable as provided in the Note.

2.3.          Payments Due from Borrower Under Note and Schedules and Application of Payments.

2.3.1 Weekly Payments to Lender. Commencing retroactive to July 13, 2015, and on each successive Monday (or the next business day thereafter for any Monday which is a bank holiday) for seventy four (74) consecutive weeks, Borrower shall pay Lender, via wire transfer to Lender’s designated account, the weekly sum of $100,000.00 (the “Weekly Payment”).  Lender acknowledges its receipt of the Weekly Payment due on each of July 13, July 20 and July 27, 2015 and has reflected these payments on it books.

2.3.2  Application of Weekly Payments. Each Weekly Payment shall be applied by Lender as follows:

A.     Loan Payments:   The amount of $71,207.24 of each Weekly Payment shall be applied by Lender on account of the Loan in accordance with the principal and interest payments due under the Note.    The Lender acknowledges that the Senior Lenders must be paid in a timely Monthly fashion. In the event cash flows are not sufficient to pay the Senior Lenders, Lender acknowledges that the Borrower may not be able to pay the obligations hereunder. Notwithstanding the foregoing acknowledgment, Lender reserves it rights to proceed against Borrower, and to enforce all of its rights and remedies against Borrower and the Guarantors in the event of such non-payment, all as provided for in this Agreement and the Loan Documents.

B.     Schedules:  The amount of $28,792.76 of each Weekly Payment shall be applied by Lender towards the total monthly amounts due from Borrower as “Rent” under the Equipment Lease on all then outstanding Schedules.  Borrower shall remain liable for payment to Lender of any additional amounts owed on a monthly basis on account of the Schedules after application of the Weekly Payments.  Lender shall duly account for and credit Borrower with respect to any excess payment received by Lender on account of the Schedules.

2.3.3      Maturity Date and Effect of Late Fees or Other Charges. On the Maturity Date, or on such earlier date as required under the terms of the Note or this Agreement, the Borrower shall pay to the Lender the entire then unpaid balance of principal and interest due under the Note.  Upon such payment, Borrower’s obligation to make the Weekly Payment shall immediately terminate, and Borrower shall thereafter make payments to Lender on account of the Schedules in accordance with the provisions of the Equipment Lease.  In the event Borrower’s failure to timely make any Weekly Payment results in any late fee, default interest rate, or other cost or expense chargeable to Borrower under the Note, then in such event, any subsequent Weekly Payments received by Lender shall first be applied to make Lender whole with respect to any such fees or charges, then to the principal and interest payment due under the Note, and the balance applied towards the amounts due under the Schedules.

2.4         Notations Reflecting Loan.  The Borrower hereby irrevocably authorizes the Lender to make or cause to be made on the books of the Lender, at or following the time of making each payment on account of the Equipment and of receiving any payment of interest or principal, an appropriate notation reflecting such transaction and the then aggregate unpaid interest and principal due from Borrower to Lender. The amount so noted, and other regular entries by the Lender on its books with respect to interest and other charges, shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Loan and with respect to interest and other charges, absent manifest error.

2.5           Borrower's Designation.  The Borrower hereby designates Aaron Dobrinsky to act on behalf of the Borrower with respect to any correspondence and/or notices between the Borrower and the Lender under any of the Loan Documents.  Notices to the Borrower may be sent care of the Borrower, 4700 Falls of Neuse Rd., Suite 340, Raleigh, NC, 27609, or such other address as the Borrower may designate in writing delivered to the Lender in accordance with the terms of this Agreement.

3.           Security for Loan.

3.1.        The Obligations under the Loan shall be secured by the Security Agreement and the other Loan Documents, as applicable.

4.           Representations and Warranties.

4.1.           The Borrower represents and warrants to the Lender that it is a duly organized, validly existing limited liability company, in good standing under the laws of The State of Delaware, and is in good standing under the laws of each other jurisdiction in which its business is conducted or properties owned requiring such qualification. The Borrower further represents and warrants as to itself that: (a) it has full power to enter into and perform this Agreement, and the other Loan Documents to which it is a party and has taken all necessary action to authorize, or to cause, the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; (b) this Agreement, and the other Loan Documents to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms; (c) the execution, delivery and performance of this Agreement, and the other Loan Documents will not violate any provision of any existing law or regulation applicable to it or its governing documents or of any order or decree of any court, arbitrator or governmental authority or of any contractual undertaking to which it is a party or by which it may be bound; (d) no consents, licenses, approvals or authorizations of, exemptions by or registrations or declarations with, any governmental authority are required with respect to this Agreement, or the other Loan Documents, which shall not have been obtained by the closing of this Loan; (e) the Borrower has filed all federal income and other material tax returns required to be filed by it, or has obtained extensions for such filings, and has paid all taxes due under this Agreement or under any assessment received by it, other than those set forth on Schedule 4.1 or those being contested in good faith by appropriate proceedings and where appropriate reserves have been established; (f) except as set forth on Schedule 4.1 attached hereto, there is no assessment, claim, action, suit or proceeding pending against, or to the Borrower's actual knowledge threatened in writing against or affecting the Borrower before any court, arbitrator or governmental authority in which there is a reasonable possibility of an adverse decision which could affect materially the business or financial condition of the Borrower or any of its ability to enter into and perform its obligations under this Agreement, or the other Loan Documents; (h) the Borrower’s balance sheets and the related statements of operations for the fiscal period then ended last provided to Lender, fairly present the financial condition and results of operations of the Borrower as of such date and for such period, and there has occurred no Material Adverse Change since such date; and ; and (i) Borrower has obtained the consent of the Senior Lender to its entering into this Agreement and the other Loan Documents to which Borrower is a party, as may be required under the applicable agreements with the Senior Lender.

4.2            Subsidiaries.  The Borrower does not have any Subsidiaries.

5.           Covenants of Borrower.

5.1.           Covenants. The Borrower covenants and agrees with the Lender as follows:

a.           Loan Payments.  The Borrower shall pay all amounts due under this Agreement at the times and places and in the manner provided for herein, and promptly pay when due all other amounts owing to the Lender with respect to fees and otherwise as required by the Loan Documents.

b.           Licenses etc.  The Borrower shall preserve its existence as it is as of the date of this Agreement, and all Licenses and franchises necessary or convenient for its business as currently operated; comply with all applicable laws and regulations; maintain all material property necessary or useful in its business as currently operated in good working order and repair reasonable wear and tear and insured casualty excepted; pay when due all taxes and all lawful claims which otherwise might result in liens on its property; and comply with all funding and other material requirements under the Employee Retirement Income Security Act of 1976, as amended

c.           Merger; Ownership.   The Borrower shall not merge or consolidate with any Person or sell any material assets, except in the ordinary course of business.  There shall occur no change in the controlling management of the Borrower, and there shall be no change of Borrower’s majority ownership permitted at any time the Loan remains outstanding

d.           Indebtedness.  On and after the date of this Agreement, the Borrower shall not incur or become liable for any new Indebtedness, other than the Permitted Indebtedness, without the Lender's prior written consent (which consent shall be within the Lender's sole discretion).

e.           Liens. The Borrower shall not create, permit to be created or suffer to exist any security interest, mortgage, lien or other encumbrance upon any material asset or property of the Borrower, except liens securing the indebtedness of the Loan and those liens set forth on the attached Schedule 5.1 (f) or as described in Section 5.1 (d), and as otherwise subsequently expressly permitted by the Lender in writing (collectively, the "Permitted Liens").

g.           Loans.  The Borrower shall not make any loans or advances to (or guaranty or become contingently liable for obligations of any Person, except (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) customary advances for reimbursable employee business expenses in the ordinary course of business, and (iii) as related to Permitted Indebtedness.

h.           Investments. The Borrower shall not make any investments in securities or obligations of another person except deposits with or under the control of the Lender or financial institutions approved by the Lender, U.S. Treasury securities or money market mutual funds of nationally-recognized sponsors, and provided that Borrower executes and delivers to the Lender such documents as the Lender requires to maintain a properly perfected security interest in such assets.

i.           Event of Default. The Borrower shall immediately notify the Lender upon the Borrower's  actual knowledge of the occurrence of any Event of Default or any event that, with notice or lapse of time or both, would become such an event.

j.           Taxes.  Except as noted in Schedule 4.1, the Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties or interest would attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any property of the Borrower; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Borrower shall have set aside on its books adequate reserves satisfactory to the Lender.

k.           Insurance.  The Borrower shall maintain insurance with responsible and reputable insurance companies or associations reasonably satisfactory to the Lender in such amounts and covering such risks as shall be reasonably satisfactory to the Lender from time to time consistent with common commercial lending practice for similar loans and collateral within the geographical area in which any of the Collateral is located, but in any event in amounts sufficient to prevent the Borrower from becoming a co-insurer.  The Borrower shall keep all inventory, equipment, furnishings and other tangible personal property owned by it and kept or used therein in connection with the business as currently operated fully insured against fire, lightning and extended coverage perils and against such other risks as the Lender may from time to time reasonably require consistent with common commercial lending practice for similar loans and collateral within the geographical area in which any of the Collateral is located, in an amount equal to the aggregate full insurable value thereof.  The Borrower shall in addition ensure compliance with the requirements of the Security Agreement with respect to insurance.

l.           Asset Sales.   Sales of assets by the Borrower shall only be permitted with the Lender's prior written consent, except for: (i) sales in the Borrower's ordinary course of business, and (ii) sales of equipment, furniture or other tangible personal property deemed obsolete or which is replaced by other equipment, furniture or tangible personal property (as is applicable) of equal or greater value.

m.           Transactions with Affiliates.  Transactions by the Borrower with shareholders, officers or Affiliates shall not be permitted except on an “arms-length” basis on terms no less favorable than those which might be obtained at the time from Persons who are not such a shareholder, officer or Affiliate. Notwithstanding any provision of this Agreement to the contrary, Borrower may make payments to Affiliates or conduct intercompany transfers for its allocated costs associated with corporate overhead (e.g. insurance, accounting, legal debt service and similar costs) and costs of services provided by Affiliates so long as such services are provided at market rates.

n.           Field Examinations.  At all times that any part of the Loan is outstanding, the Lender shall be entitled to conduct one (1) annual field audit of the Borrower at Borrower's sole reasonable cost, not to exceed $5,000, provided that prior to an Event of Default, the Lender shall give the Borrower not less than three (3) business days prior written notice. Upon an Event of Default after giving effect to any applicable grace or cure periods, and during the continuation of such Event of Default,  Lender shall have the right, at Borrower’s sole reasonable cost, to conduct such additional field audits as Lender deems warranted upon the giving of one (1) business day advance written notice to Borrower.

o.           Inspection.   The Borrower shall permit the Lender and/or its designees to discuss the affairs, finances and accounts of the Borrower with its officers, representatives, its accountants upon prior written notice of not less than three (3) business days (except upon the occurrence of an Event of Default) to visit and inspect the Collateral and other property of the Borrower, and to examine and make copies of and take abstracts from the books and records of the Borrower.  If any of the Borrower's properties, books or records is in the possession of a third party, the Borrower shall promptly upon Lender’s request (but no later than two (2) business days following each such request, authorize that third party to permit the Lender or its agents to have access to perform inspections or audits and to respond to the Lender's requests for information concerning such properties, books and records.

p.           Other Information. The Borrower shall provide the Lender with such other information as the Lender may from time to time reasonably request related to the Borrower's financial condition, the Collateral or the operation of the Borrower's business as currently operated, provided disclosure of such information does not violate any terms of an agreement between Borrower and a third-party.

q.           Material Non-Public Information.   Lender hereby acknowledges that some of the information disclosed pursuant to the terms of this Agreement may be deemed material non-public information in accordance with the requirements of the Securities and Exchange Commission (the “SEC”).  Lender acknowledges that they shall be liable for any violations of the SEC Insider Trading laws and shall indemnify the Borrower, Roomlinx, Inc and the Corporate Guarantor and its principal officers to the fullest extent permitted by law for any claims, losses or damages arising from such violations.  The obligation to indemnify hereunder shall survive the termination of this Agreement.

6.             Events of Default; Remedies.

6.1           Events of Default.   The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement.

a.           The Borrower shall fail to make any Weekly Payment due under this Agreement within three (3) business days of its due date, and fails to cure such nonpayment within five (5) business days of written notice thereof..

b.           The Borrower shall fail to make any other payment in respect of this Agreement or any of the other Loan Documents within ten days (10) of written notice thereof; or

c.           Any material representation or warranty of the Borrower contained herein or in any of the other Loan Documents shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with the execution and delivery of this Agreement or any other instrument, document, certificate or statement executed and delivered in connection with any Loan shall at any time prove to have been incorrect in any material respect when made; or

d.           The Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement or other Loan Documents, which is not remedied within twenty (20) days after written notice thereof, or

e.           The Borrower shall default under the Equipment Lease after giving effect to any applicable cure periods; or

f.           Any default shall exist and remain unwaived or uncured with respect to any material Indebtedness of the Borrower or any such material Indebtedness shall not have been paid when due (but after passage of applicable grace and cure periods without remedy), whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or giving of notice or both would permit, the acceleration of the maturity of any such material Indebtedness by the holder or holders thereof; or

g.           The Borrower shall be dissolved, shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors; or a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of the property of the Borrower; or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower under the laws of any jurisdiction (provided that, if involuntary, such proceedings shall not be an Event of Default unless they are not stayed or dismissed within forty-five (45) days); or

h.           Any execution or similar process claiming an amount in excess of $100,000.00 shall be issued or levied against the Borrower or any of its property and such writ, attachment, execution or similar process shall not be paid, released, vacated or fully bonded within twenty (20) days after its issue or levy; or any writ of attachment or trustee process shall be served upon the Lender relating to goods, effects or credits of the Borrower in the possession of or maintained with the Lender; or

i.           The Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower to the PBGC which in the reasonable opinion of the Lender may have a material adverse effect upon the business, operations or financial condition of the Borrower; or

j.           The Borrower shall suffer any Material Adverse Change or shall suffer substantial loss, theft, taking, damage or destruction to or of any of its property, not covered by insurance; or

k.           There shall be entered against the Borrower any final judgment not covered by insurance in excess of $100,000.00; or

l.           The Borrower shall become liable (beyond all applicable appeals) under federal or state law for environmental remediation or other measures, the cost of compliance with which is not covered by insurance; or

m.      Entry of any court order against the Borrower which enjoins, restrains or in any way prevents the Borrower from conducting all or any material part of its business activities as currently conducted by the Borrower, or materially interferes with the ownership, use or occupation of any if its assets, which court order is not rescinded or dismissed within ten (10) days of its issuance; or

n.           The death of both individual guarantors (Joseph Costanzo and Christopher Barnes), or dissolution of the corporate guarantor (Signal Point Holdings Corp.).

For purposes of clauses (j), (k) and (l) above, a loss or liability shall not be deemed to be "not covered by insurance," notwithstanding that the insurer has not paid the claim, if a claim has been submitted in writing and the Borrower reasonably believes that it is covered by the relevant insurance, provided that any claim not paid or agreed to be covered by the insurer within one hundred twenty (120) days after it is submitted shall be deemed to be not covered by insurance.

Rights and Remedies on Default.  Upon the occurrence of any Event of Default and at any time thereafter, taking into account any applicable notice, grace or cure period and provided such Event of Default, in the case of payment obligations, is not cured by a Guarantor, in addition to any other rights and remedies available to the Lender under this Agreement or otherwise, the Lender may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

a.           Declare the entire unpaid principal amount due Lender then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement, and all other Indebtedness of the Borrower to the Lender due under or in connection with this Agreement or the Loan Documents, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

b.           Enforce the provisions of this Agreement and/or the other Loan Documents by legal proceedings for the specific performance of any covenant or agreement contained herein or therein or for the enforcement of any other appropriate legal or equitable remedy, and the Lender may recover damages caused by any breach by the Borrower of the provisions of this Agreement or the other Loan Documents, including court costs, reasonable out-of-pocket attorneys' fees and other reasonable out-of-pocket costs and expenses incurred in the enforcement of the obligations of the Borrower under this Agreement.

c.           Exercise all rights and remedies under this Agreement and/or under the other Loan Documents and any other agreement with the Lender; and exercise all other rights and remedies which the Lender may have under applicable law.

d.           Exercise all rights and remedies provided for in the Equipment Lease with respect to any and all Schedules or Terminated Schedules (as if no termination of the Terminated Schedules occurred), or any combination thereof. Borrower hereby acknowledges and agrees that a default under this Agreement constitutes a default by Borrower as Lessee under the Equipment Lease, and shall be enforceable as such.

6.3.          Set-off.   In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held (directly or indirectly) or owing by the Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Agreement or otherwise, irrespective of whether or not the Lender shall have made any demand under this Agreement and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral.  The Borrower also grants to the Lender a security interest with respect to all its deposits and all securities or other property in the possession or under the control of the Lender from time to time, and, upon the occurrence of any Event of Default, the Lender may exercise all rights and remedies of a secured party under the Uniform Commercial Code with respect thereto.

7.             Assignment.

This Agreement shall inure to the benefit of and be binding upon the parties' respective successors and assigns, provided that the Borrower may not assign any rights or obligations under this Agreement without the prior written consent of the Lender.  It is agreed that the Lender may grant to third parties participations in the Loan under this Agreement.

8.             Interpretation, Etc.

This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior correspondence or agreements relating thereto.  The headings herein are for convenience of reference only and shall not affect the interpretation hereof.  No provision of this Agreement, or the other Loan Documents may be amended or waived except by a written instrument signed by the party or parties to be charged.  No failure or delay by the Lender in exercising any right, power or privilege under this Agreement or under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.  If any provision hereof or thereof is prohibited or unenforceable in any jurisdiction, the same shall not affect the remaining provisions hereof and thereof nor affect the validity or enforceability of such provision in any other jurisdiction.  This Agreement shall remain in effect as long as there remains outstanding any sum under the Note or prior to demand for repayment by Lender or the maturity dates contained herein.  This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall take effect as a sealed instrument. The Borrower irrevocably submits to the exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Notwithstanding the foregoing. Borrower agrees that Lender shall be entitled to protect and/or enforce its rights with respect to any Collateral by bringing an action in any State or Federal court in each jurisdiction in which any such Collateral is located.

9.             Waiver Of Jury Trial.

The Lender and Borrower agree that neither of them nor any assignee or successor shall (a) seek a jury trial in any lawsuit, proceeding, counterclaim or any other action based upon, or arising out of, this agreement, any related instruments, any collateral or the dealings or the relationship between them, or (b) seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.  The provisions of this paragraph have been fully discussed by the Lender and the Borrower and these provisions shall be subject to no exceptions.  Neither the Lender nor the Borrower has agreed with or represented to the other that the provisions of this paragraph will not be fully enforced in all instances.

10.           Notices.

Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing by delivering the same in person to the intended addressee, under Section 2.5 above, by overnight courier service with guaranteed next day delivery or by certified United States Mail, postage prepaid sent to the Borrower at the applicable address set forth in Section 2.5 of this Agreement, and if to Lender, at 900 Cummings Center-Suite 226-U, Beverly, Massachusetts 01915, or to such different address as the Borrower or the Lender shall have designated by written notice to the other sent in accordance herewith.  Copies of all notices shall be sent simultaneously via electronic mail to the Lender at markb@nfsleasing.com and to the Borrower at adobrinsky@sigpt.com and legal@sigpt.com.   Such notices shall be deemed given, in the case of overnight or hand delivery, on the next business day or other business day specified for delivery,  or in the case of delivery by certified United States Mail, the earlier of three days after deposit therein or the date any such delivery is either accepted or refused.

11.           Costs and Expenses.

The Borrower agrees to pay on demand all reasonable and customary out-of-pocket costs and expenses (including, without limitation, the reasonable out-of-pocket fees and reasonable out-of-pocket expenses of legal counsel and independent public accountants) incurred by the Lender in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement, the Note and the other Loan Documents, all whether or not legal action is instituted.

12.           Counterparts.

This Agreement and any amendment hereof may be, executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. The counterpart signature pages signed by each party hereto are expressly agreed and acknowledged to be integrated parts of this Agreement.

13.           Release and Indemnification.

13.1.  The Borrower hereby unconditionally releases, remises and forever discharges the Lender and all past, present and future officers, directors, stockholders, agents, employees, attorneys, subsidiaries, affiliates, participants, successors and assigns of the Lender from any and all claims, demands and causes of action of any kind, whether known or unknown, arising out of or related to the Loan, this Agreement and/or the other Loan Documents including, without limitation, any so-called “lender liability” claims or defenses which they may have to the effect that the Lender or any of its affiliates, officers, directors, employees, agents or attorneys may have in any way acted or failed to act in such a manner as to cause injury to the Borrower or anyone claiming through the Borrower, from the beginning of time through the date of this Agreement.  Except for the Lender's gross negligence, willful misconduct or illegal action, the Borrower will indemnify and save the Lender harmless from all loss, cost, damage, liability or expenses (including, without limitation, court costs and reasonable out-of-pocket attorneys' fees) that the Lender may sustain or incur by reason of defending or protecting its liens and security interests in the collateral securing the Loan(s) or the priority thereof or in enforcing or collecting the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with the Loan, this Agreement, the other Loan Documents or any other documents, instruments or agreements now or hereafter executed in connection with the Loan, this Agreement, the other Loan Documents, the Obligations or the Collateral. This indemnity shall survive the repayment of the Obligations, and the termination of any agreement by the Lender to make the Loan to the Borrower.

13.2.  Lender, from the beginning of time through the date herein, hereby unconditionally releases, remises and forever discharges the Borrower, Steven Vella, Aaron Dobrinsky, Robert DePalo, Andrew Bressman, Christopher Broderick, Anna Setola, Peter Stefanou, RBSM LLP, Signal Point Holdings Corp. (“Signal Point”),  RoomLinx and its Affiliates, Subsidiaries (the “Borrower Releases”) and all past, present and future officers, directors, stockholders, agents, consultants, employees, attorneys, subsidiaries, affiliates, participants, successors and assigns of the Borrower Releases from any and all claims, including but not limited to claims of fraud, misrepresentation or similar acts, whether known or unknown from the beginning of time through the date of this Agreement demands and causes of action of any kind, whether known or unknown, arising out of or related to all Equipment Leases and with respect to the Equipment Leases Terminated Schedules, including, without limitation, any claims or defenses which they may have to the effect that the Borrower Releases may have in any way acted or failed to act in such a manner as to cause injury to Lender or any claims of fraud, misrepresentation or similar acts, whether known or unknown from the beginning of time through the date of this Agreement and forever discharges the Borrower Releases from any liability with respect to the Terminated Schedules, provided however, that the foregoing release shall not be effective with respect to Borrower, Christopher Barnes, Deborah Costanzo and Joseph Costanzo unless and until the Loan has been paid in full, nor with respect to Signal Point  until such time as all obligations of Borrower guaranteed by Signal Point relating to any outstanding Equipment Schedule and/or the Loan are satisfied in full.

SIGNATURE PAGE TO FOLLOW

EXECUTED as a sealed instrument this 31st day of July, 2015.

BORROWER:

SIGNALSHARE, LLC

______________________________________	By: /s/ Aaron Dobrinsky
Witness	Name: Aaron Dobrinsky
Title: Manager

LENDER:

NFS LEASING, INC.

_______________________________________	By: /s/ Clifford L. Rucker
Witness	Name: Clifford L. Rucker
Title: President

SCHEDULE 4.1

MATERIAL ASSESSMENTS, CLAIMS, AND LITIGATION

A.           Tax Assessments

Federal Payroll Tax obligations for 1st and 2nd Quarter 2015 and potential liens associated with such amounts

B.            Pending or Threatened Litigation

                None

SCHEDULE 7.1 (f)

PERMITTED LIENS

None.